Exhibit 99.1

Nielsen Announces Completion of Consent Solicitations and Termination of Change of Control Offers

New York, NY – September 8, 2022 – Nielsen Holdings plc (NYSE: NLSN) (the “Company”) announced today that, according to information provided by D.F. King & Co., Inc. (“D.F. King”), the Information and Tender Agent for the Offerors’ (as defined below) previously announced cash tender offers (collectively, the “Tender Offer”) and consent solicitations (collectively, the “Consent Solicitation”), as of 5:00 p.m., New York City time, on September 7, 2022, the Offerors had received tenders and consents from holders of $477,344,000 in aggregate principal amount of The Nielsen Company (Luxembourg) S.à r.l.’s (the “Luxembourg Issuer”) outstanding 5.000% Senior Notes due 2025 (the “2025 Notes”), representing approximately 95.47% of the total outstanding principal amount of the 2025 Notes, and tenders and consents from holders of $922,135,000 in aggregate principal amount of Nielsen Finance LLC and Nielsen Finance Co.’s (together, the “US Issuers” and, together with the Luxembourg Issuer, the “Offerors”) outstanding 5.625% Senior Notes due 2028 (the “2028 Notes”), representing approximately 92.21% of the total outstanding principal amount of the 2028 Notes, from holders of $617,305,000 in aggregate principal amount of the US Issuers’ 4.500% Senior Notes due 2029 (the “2029 Notes”), representing approximately 98.77% of the total outstanding principal amount of the 2029 Notes, from holders of $693,770,000 in aggregate principal amount of the US Issuers’ 5.875% Senior Notes due 2030 (the “2030 Notes”), representing approximately 92.50% of the total outstanding principal amount of the 2030 Notes and from holders of $609,817,000 in aggregate principal amount of the US Issuers’ 4.750% Senior Notes due 2031 (the “2031 Notes” and collectively with the 2025 Notes, 2028 Notes, 2029 Notes and 2030 Notes, the “Notes”), representing approximately 97.57% of the total outstanding principal amount of the 2031 Notes.

As a result of receiving the requisite consents, the Offerors and the trustee under each applicable indenture executed supplemental indentures relating to the Notes on September 7, 2022 (collectively, the “Supplemental Indentures”) to effect the proposed amendments (the “Proposed Amendments”). The Proposed Amendments eliminate the requirement to make a “Change of Control Offer” in connection with the acquisition of the Company pursuant to the Transaction Agreement, dated March 28, 2022, as amended on August 19, 2022, by and among the Company, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc., as further amended from time to time (the “Acquisition”), and make certain other customary changes for a privately-held company to the “Change of Control” provisions in the indentures governing the Notes. Each Supplemental Indenture provides that the Proposed Amendments will not become operative unless and until the Luxembourg Issuer or the US Issuers, as applicable, notify the trustee of the applicable indenture that the Notes under such Indenture, representing at least a majority in aggregate principal amount of the respective Notes outstanding under such Indenture, have been accepted for purchase by the Offerors pursuant to the terms of the Tender Offer and Consent Solicitation.

Consummation of the Tender Offer and payment for the Notes validly tendered pursuant to the Tender Offer are subject to the satisfaction of certain conditions, including, but not limited to, the consummation of the Acquisition. The Offerors reserve the right, at their sole discretion, to waive any and all conditions to the Tender Offer. The Offerors intend to further extend the Expiration Date, without extending the September 7, 2022 Withdrawal Deadline (unless required by law), to have the Settlement Date coincide with the completion of the Acquisition. The completion of the Acquisition and settlement for the Notes tendered and not validly withdrawn is currently expected to occur in October 2022. Concurrently with, but separate from the Tender Offer and the Consent Solicitation, the Offerors commenced offers to purchase for cash any and all of the Offerors’ Notes at a purchase price equal to 101% of the aggregate principal amount of each series of Notes repurchased (collectively, the “Change of Control Offer”), plus accrued and unpaid interest to, but excluding, the date of purchase. Because the requisite consents with respect to each series of Notes have been received and each Supplemental Indenture has been executed, the Offerors are terminating the Change of Control Offer.

Except as set forth herein, all other terms, provisions and conditions of the Tender Offer and the Consent Solicitation will remain in full force and effect as set forth in the Offerors’ Offer to Purchase and Consent Solicitation Statement, dated August 24, 2022 (as amended or supplemented from time to time, the “Statement”). The complete terms and conditions of the Tender Offer and Consent Solicitation are described in the Statement, copies of which may be obtained at no charge from D.F. King. All capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Statement. The Offerors reserve the right to further amend the terms of the Tender Offer and Consent Solicitation, to further extend the Expiration Date for the Tender Offer and Consent Solicitation or to waive any and all conditions to the Tender Offer and Consent Solicitation, in its sole discretion, at any time.

Requests for documents relating to the Tender Offer and the Consent Solicitation may be directed to D.F. King & Co, Inc., the Information and Tender Agent, toll free at (888) 541-9895, toll at (212) 269-5550 (Banks and Brokers) or email at nielsen@dfking.com. BofA Securities, Inc. (“BofA Securities”) is acting as Dealer Manager for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to BofA Securities at (980) 388-3646 (collect) or (888) 292-0070 (toll free).

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell, or a solicitation of consents with respect to, any security. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful. The Tender Offer and Consent Solicitation is being made solely by the Statement. The full details of the Tender Offer and Consent Solicitation, including complete instructions on how to tender the Notes, are included in the Statement. Holders of the Notes are strongly encouraged to carefully read the Statement because it contains important information.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Agreement”), the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”). Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

About Nielsen

Nielsen shapes the world’s media and content as a global leader in audience measurement, data and analytics. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences—now and into the future.

An S&P 500 company, Nielsen (NYSE: NLSN) operates around the world in more than 55 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on Instagram, Facebook, Twitter, LinkedIn.

About Elliott and Evergreen

Elliott Investment Management L.P. manages approximately $55.7 billion of assets as of June 30, 2022. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm. Evergreen Coast Capital Corp. is Elliott’s Menlo Park affiliate, which focuses on technology investing.

About Brookfield Business Partners

Brookfield Business Partners is a global business services and industrials company focused on owning and operating high-quality businesses that provide essential products and services and benefit from a strong competitive position. Investors have flexibility to invest in our company either through Brookfield Business Corporation (NYSE, TSX:BBUC), a corporation, or Brookfield Business Partners L.P. (NYSE: BBU; TSX:BBU.UN), a limited partnership.

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Investor Relations: Sara Gubins, +1 646 283 7571; sara.gubins@nielsen.com

Media Relations: Connie Kim, +1 240 274 9999; connie.kim@nielsen.com

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